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                                                                    EXHIBIT 99.4


                     OPTICAL COMMUNICATION PRODUCTS, INC.

                     STOCK OPTION AGREEMENT (2000 VERSION)
                     -------------------------------------

     This Stock Option Agreement is entered into as of August 29, 2000 by and between Optical Communication Products, Inc., a California corporation (the "Company") with its principal offices located at 20961 Knapp Street, Chatsworth, California 91311, and _______________, a California resident ("Optionee").

                                   RECITALS
                                   --------

     A. Optionee has rendered valuable services as an executive officer of the Company and the Company now desires to grant a stock option to Optionee.

     B. Any capitalized term not defined in the body of this Agreement shall have the meaning assigned to them in the attached Appendix.

         NOW, THEREFORE, it is hereby agreed as follows:

         1.  Grant of Option.  The Company hereby grants to Optionee, as of the
             ---------------
date of this Agreement ("Grant Date"), an option to purchase up to ____________________ (________) shares (the "Option Shares") of the Company's common stock, no par value, at an exercise price of $_____ per share. The Option Shares shall be purchasable from time to time during the option term specified below. This option shall be treated for federal income tax purposes as a non-qualified option (rather than an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended).

         2.  Option Term.  This option shall have a term of ten (10) years
             -----------
measured from the Grant Date and shall expire at the close of business on the tenth anniversary of the Grant Date (the "Expiration Date"), unless sooner terminated in accordance with Paragraphs 4 or 5.

         3.  Limited Transferability.  This option shall be neither transferable
             -----------------------
nor assignable by Optionee other than by will or the laws of inheritance following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee, provided, however, that (i) Optionee may designate one or more
                  --------
persons as the beneficiary of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary upon the Optionee's death while holding this option and such beneficiary shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 4, be exercised following Optionee's death, and (ii) this option may be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's family or to a trust established for the exclusive benefit of one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order, the assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment and the terms applicable

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to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

         4.  Cessation of Service.  The option term specified in Paragraph 2
             --------------------
shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

             (a) Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while holding this option, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

             (b) Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or the laws of inheritance shall have the right to exercise this option. However, if Optionee has designated one or more beneficiaries of this option, then those persons shall have the exclusive right to exercise this option following Optionee's death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month
                         -------
period measured from the date of Optionee's death or (ii) the Expiration Date.

             (c) Should Optionee cease Service by reason of Disability while holding this option, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

             (d) Should Optionee's Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

         5.  Corporate Transaction.
             ---------------------

             (a) Immediately following a Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

             (b) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the
       --------
extent the actual holders of the Company's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

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         (c)  This Agreement shall not in any way affect the right of the
Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         6.  Adjustment in Option Shares.
             ---------------------------

             (a) Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, reincorporation or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

             (b) The Optionee understands and agrees that the Company is currently contemplating a reincorporation from the State of California to Delaware and that the new Delaware corporation will initially have outstanding two classes of Common Stock, Class A and Class B, and that Class B Common Stock will have 10 to 1 voting rights compared to Class A Common Stock. The parties agree that this option will, upon such reincorporation, become exercisable only for an equivalent number of shares of Class A Common Stock in the new Delaware corporation and that no further consideration will be provided to Optionee in connection with such reincorporation and change to this option.

         7.  Stockholder Rights.  The holder of this option shall not have any
             ------------------
stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

         8.  Manner of Exercising Option.
             ---------------------------

             (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                  (i) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                       (A)  cash or check made payable to the Company; or

                       (B) a promissory note payable to the Company, but only to the extent authorized by the Board of Directors in accordance with Paragraph 13 of this Agreement.

               Should the Common Stock be registered under Section 12 of the Securities Exchange Act of 1934, as amended, at the time the option is exercised, then the Exercise Price may also be paid as follows:

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                       (C)  in shares of Common Stock held by Optionee (or any
         other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                       (D) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and
         (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

               Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Company in connection with the option exercise.

                  (ii) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                  (iii) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of Federal and state securities laws.

                  (iv) Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

             (b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

             (c) In no event may this option be exercised for any fractional shares.

         9.  Compliance with Laws and Regulations.
             ------------------------------------

             (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock

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exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.

             (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

             (c) Upon exercise of this option, the Option Shares will not have been registered under the Securities Act of 1933, as amended ("1933 Act"), and will be issued to Optionee in reliance upon an exemption from such registration provided by the rules and regulations of the Securities and Exchange Commission ("SEC"). Optionee hereby confirms that Optionee has been informed that the Option Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Option Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Option Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Option Shares from the registration requirements of the 1933 Act.

             (d) Optionee shall make no disposition of the Option Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

                  (i) Optionee shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

                  (ii) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Option Shares.

                  (iii) Optionee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the Option Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

         The Company shall not be required (i) to transfer on its books any
                           ---
Option Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Option Shares, or
                  --
otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Option Shares have been transferred in contravention of this Agreement.

         10.  Restrictive Legends.  The stock certificates for the Option Shares
              -------------------
shall be endorsed with the following restrictive legend and other legends as appropriate:

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              "The shares represented by this certificate have not been
     registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a "no action" letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer."

         11. Successors and Assigns.  The provisions of this Agreement shall
             ----------------------
inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

         12. Notices.  Any notice required to be given or delivered to the
             -------
Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

         13. Financing.  The Company's Board of Directors may, in its absolute
             ---------
discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares (to the extent such Exercise Price is in excess of the par value of those shares) by delivering a full-recourse, interest-bearing promissory note secured by those Option Shares.

         14. Governing Law.  The interpretation, performance and enforcement of
             -------------
this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.




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          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


                                           OPTICAL COMMUNICATION PRODUCTS, INC.



                                           By:      ____________________________

                                           Title:   ____________________________

                                           Address: 20961 Knapp Street
                                                    ----------------------------
                                                    Chatsworth, California 91311
                                                    ----------------------------

                                                    ____________________________
                                                          OPTIONEE

                                            Address:____________________________

                                                    ____________________________

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                                    APPENDIX
                                    --------

          The following definitions shall be in effect under the Agreement:

     A.   Corporate Transaction shall mean either of the following
          ----------------------
stockholder-approved transactions to which the Company is a party:

             (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

             (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

     B.  Disability shall mean the inability of Optionee to engage in any
         ----------
substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board of Directors on the basis of such medical evidence as the Board deems warranted under the circumstances.

     C.  Fair Market Value per share of Common Stock on any relevant date shall
         -----------------
be determined in accordance with the following provisions:

             (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no
                                      -----------------------
     closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

             (ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange that is the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The
                                                                             ---
     Wall Street Journal. If there is no closing selling price for the Common
     -------------------
     Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

             (iii) If the Common Stock is not at the time listed on any stock exchange, then the Fair Market Value shall be determined by the Board of Directors of the Company after taking into account such factors as the Board shall deem appropriate.

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     D.  Misconduct shall mean the commission of any act of fraud, embezzlement
         ----------
or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Company (or any Parent or Subsidiary).

     E.  Parent shall mean any corporation (other than the Company) in an
         ------
unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     F.  Service shall mean the Optionee's performance of services for the
         -------
Company (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

     G.  Subsidiary shall mean any corporation (other than the Company) in an
         ----------
unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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